June 30, 2017.

Executive Memo

The Board of Directors of Bravo Multinational Incorporated ('company') agree to provide financing for 6 months (due on December 30, 2017) at 8% p.a., for the following sales transactions:

1. Gaming equipment purchase from the company on June 30, 2017 by Rentcom Inc., for a financed amount of $76,000, all principle ($76,000) plus interest ($3040) is due in one lump payment by December 30, 2017. Loan to be guaranteed by Douglas Brooks.
2. Gaming equipment purchase from the company on June 30, 2017 by Investcom Inc., for a financed amount of $152,000, all principle ($152,000) plus interest ($6080) is due in one lump payment by December 30, 2017. Loan to be guaranteed by Paul Parliament.

Dated June 30th, 2017

Paul Parliament - Chairman

Rich Kaiser - Director

Douglas Brooks - Director

PURCHASE AND OPERATIONS AGREEMENT

THIS PURCHASE AGREEMENT is made and entered into effective as of the 30 day of June 2017 (the "**Effective Date**")

BETWEEN:

GAME TOUCH LLC, an organization having its principal domicile at 600 Parkview Drive, Suite 921, Hallandale, Florida, USA 33009 (hereinafter referred to as "**GT**")

\- and -

RENTCOM INC.

an individual residing at 3364 No. 1 Side Rd, Burlington in the Province ~~State~~ of Ontario, Canada ~~United States of America~~ (hereinafter referred to as the "**Purchaser**")

WHEREAS GT is offering the **Purchaser** to acquire a number of gaming machines and share in the operational revenue of video/gaming machines to be installed in and operated by GT on behalf of the Purchaser in Nicaragua; and

WHEREAS the **Purchaser** is interested in acquiring 20 (20) video/gaming machines, as listed on the Certificate to be provided by GT and under the supervision of GT, and

WHEREAS the parties hereto are entering into this Agreement for the purposes of providing for the following:

1. **GT** will be solely responsible for the placement, maintenance and operation of the Purchaser's video/gaming machines in various locations throughout Central and South America;
2. **GT** will also be solely responsible for the location, administration and operating expenses of the video/gaming machines, and

Purchaser will acquire such devices to be managed exclusively by **GT**;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 **Definitions.** As used in this Agreement:

(a.) **"Annual Statement of Income"** means a Profit and Loss Statement reflecting the Net Proceeds from Pooled Machines as defined below;

(b.) **"Business Day"** means a day other than a Saturday, a Sunday, or a day which is observed as a legal holiday in the **State of Florida**;

(c.) **"Contracts"** means any agreement, arrangement, commitment, contract, mortgage or other debt instrument, letter of intent, understanding or undertaking of any and every nature or kind whatsoever, whether written or oral;

(d.) **"Force Majeure"** means circumstance which is beyond the control of one of the parties to the contract and which may, according to the terms and conditions, relieve that party of liability for failing to execute the contract (Synonym: Act of God) ;

(e.) **"Including"** (and variations thereof) means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

(f.) **"Laws"** means all laws, statutes, regulations and directives of any and every nature and kind whatsoever of all Regulatory Authorities having jurisdiction over, or application to, the matter and/or Person then being referred to; and "applicable" with respect to "Laws" in the context that refers to a Person(s), means "to the extent that such Laws apply to such Person(s) or its business, assets or securities and emanate from a Regulatory Authority having jurisdiction over such Person(s) or its business, assets or securities",

(g.) **"Net Proceeds from Pooled Machines"** means profits, net winnings.

(h.) **"Regulatory Authorities"** means all federal, state, provincial and other governments and governmental and quasi-governmental authorities, agencies, commissions, boards, ministries and other bodies, whether domestic, foreign or international; and

ARTICLE 2 - CONFIRMATION OF NO PRIOR AGREEMENTS

2.1 **No Prior Agreements**. Each of the parties hereto confirms to each of the other that, other than for this Agreement and identical Agreements between **GT** and other **Purchasers** there are not in effect, as at the Effective Date, any Agreements between such party and any other person regarding the organization of the business and affairs of **GT** as it relates to this project.

ARTICLE 3 - OPERATION, MANAGEMENT & BANKING

3.1 **Business of GT**. The business of **GT** is limited to, and shall consist solely of the acquisition on behalf of the **Purchaser** of video/gaming machines as are selected by GT and the placement of such video/gaming machines in strategic locations throughout Central and South America on behalf of Purchaser. GT shall ensure that all video/gaming machines purchased by individual **Purchasers** shall at all times be held and owned beneficially by the **GT** and each such video/gaming machine shall have affixed thereto a unique manufacturer's serial number, and **GT** shall, when requested, notify the **Purchaser** in writing of the respective locations of all of the video/gaming machines belonging to the **Purchaser** and operated by **GT** and of any and all changes in such locations forthwith following the occurrence thereof.

ARTICLE 4 - CONTRIBUTIONS AND RESPONSIBILITIES OF GT

4.1 **GT** warrants that it has and will maintain the necessary licenses issued by the competent authorities to purchase video/gaming machines on behalf of the **Purchaser**, and to inspect, assemble, ship, stage, deploy and maintain said devices in good working order in various jurisdictions;

4.2 **GT** shall assume day-to-day supervision and conduct of the business and affairs to ensure that the said devices are operated and maintained in accordance with prudent business practices;

4.3 **GT** shall devote appropriate time to the management of the business and affairs as provided for herein and to the performance and discharge of all of its duties, responsibilities and obligations arising hereunder.

4.4 **GT** will purchase various refurbished video/gaming machines and **GT** warrants the machines will be in good working conditions.

4.5 **GT** will be responsible for the overall maintenance or replacement of the machines at its option and at its own cost.

ARTICLE 5 - CONTRIBUTION OF THE PURCHASER; RETURN ON OWNERSHIP

5.1 The **Purchaser** hereby purchases 20 video/gaming machines for the sum of **US$7,000.00** per video/gaming machine upon execution of this agreement **GT** acknowledges receipt of the sum of US$140,000*

* $76,000 - BRVO LOAN @ 8% FOR 6 MTHS. (ALL PRINCIPLE AND INTEREST DUE BY DEC 30 2017)
* $64,000 BALANCE FINANCED BY G.T. @ 0% (AS PER LOAN DOC)

5.2 **GT** will pay to the **Purchaser** monthly on the 5th business day following the end of previous month respectively per video/gaming machine.

5.3 The **Purchaser** shall have a one-time option to be exercised within the first 24 months (2 years) of the date of this agreement to sell the video/ gaming machine back to **GT** (the "Return Option") for the sum of US$7,000.00 per video/gaming machine minus the net winnings monthly payout received by the Purchaser.

5.4 If the **Purchaser** does not exercise the return option (as in 5.3), then **GT** agrees to operate, maintain and administer the **Purchaser's** video/gaming machines as provided in this agreement, for additional 8 years (96 months).

5.5 **Purchaser** will be provided with an ownership certificate within 30 days of execution of this contract showing make, model and serial number of the video/gaming machine(s), location and address of each machine in operation.

ARTICLE 6 - GENERAL CONTRACT PROVISIONS

6.1 **Notices**. All notices sought or required to be given by one party hereto to another shall be given in writing by personal delivery (which delivery may be effected by depositing the notice in question with a responsible courier service for delivery, courier charges fully prepaid) to the addressee thereof, by registered/certified mail (postage fully prepaid), or by fax, delivered to,

a. in the case of **GT**, at: 600 Parkview Drive, Suite 921, Hallandale, Florida 33009 (Telephone No.: 1.855.636.8825; Fax No.: (416) 477-4657)

b. in the case of **Purchaser**, at: 3364 No. 1 SIDE RD. BURLINGTON, ONT. CANADA L7M 0X2

(Telephone No.: 905)815 -7906; Email: RENTCOM@HOTMAIL.COM

or at such other address and/or fax number as may be given by a party hereto to the others by notice in writing from time to time and such notices shall be deemed to have been received, if sent by personal delivery, upon delivery, if transmitted by fax, upon the completion of its transmission or, if sent by registered/certified mail, four days following the day of the mailing thereof; provided that if any such notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notice shall be deemed to have been received four days following the resumption of normal mail service.

6.2 **Currency**. All dollar amounts expressed in this Agreement are expressed in United States dollars and all payments contemplated by this Agreement shall be made in United States funds.

6.3 **Legal & Accounting Fees**. Except as otherwise expressly provided for in this Agreement, each of the parties hereto shall be responsible for its own legal and accounting fees and other charges incurred in connection with the matters contemplated in this Agreement.

6.4 **Recovery of Costs of Legal Proceedings**. If any legal proceedings (including arbitration) are taken by any of the parties hereto against any of the other parties hereto to enforce any of the provisions of this Agreement or as a result of the breach of any such provisions, the prevailing party shall be entitled to recover from the non-prevailing party any and all reasonable "out-of-pocket' legal fees, costs and expenses (including expert witness fees) incurred in connection with any such legal action.

6.5 **Time of Essence**. Time is and shall be of the essence of this Agreement.

6.6 **Entire Agreement**. This Agreement constitutes the entire and complete agreement among the parties hereto in respect of the subject matters hereof and supersedes all prior Contracts among the parties hereto with respect thereto. There are no representations, inducements, promises, statements or agreements, oral or written, among the parties hereto not embodied herein which are of any force or effect with reference to this Agreement or the subject matters.

6.7 **No Amendment**. This Agreement shall not be amended, superseded or cancelled except by a written instrument signed by all of the parties hereto and any instrument purporting to amend, supersede or cancel this Agreement shall be of no effect unless and until it has been executed and delivered by all of the parties hereto.

6.8 **No Waiver**. The failure of a party hereto at any time or times to require performance of any provision hereof by any other party hereto shall in no manner affect the right of such party to require such performance at a later time. No act or omission of any party hereto, other than an express written waiver signed by such party, shall constitute a waiver by such party of any breach of this Agreement. No waiver by a party hereto of the breach of any provision hereof, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such breach or as a waiver of the provision hereof so breached.

6.9 **No Assignment.** Except as specifically permitted by the preceding provisions of this Agreement, no party of this Agreement may assign its interest in this Agreement without the prior written consent of all of the other parties hereto. Subject to the foregoing, the Agreements is binding upon and ensures to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the above, assignment will be allowed, following thirty (30) days written notice to **GT**, to any related party as defined in the current Internal Revenue Service (IRS).

6.10 **Governing Law.** This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida and this Agreement shall in all respects be treated as a Florida Contract. The parties hereto irrevocably adorn to the exclusive jurisdiction of the courts of the State of Florida to resolve any dispute which may arise concerning this Agreement.

6.11 **Severability**. Any provision of this Agreement which is invalid, prohibited or unenforceable in any jurisdiction for any reason whatsoever shall, as to such jurisdiction only, be ineffective and severable from this Agreement to the extent of such invalidity, prohibition or unenforceability but such invalidity, prohibition or unenforceability shall not invalidate or otherwise affect the remaining provisions of this Agreement nor shall it affect the validity or enforceability of such provision in any other jurisdiction.

6.12 **Legal Representation**. Each of the parties hereto hereby acknowledges and confirms that such party has read and understands this Agreement and waives its rights to independent legal advice.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

SIGNED, SEALED & DELIVERED in the presence of:
GAME TOUCH LLC

Purchaser:

Signature: Douglas Brooks

Name: DOUGLAS BROOKS

Date: June 30/17

Game Touch LLC

Representative's Signature: [signature]

Representative's Name: Paul Pouliament, President, Bravo Multinational Inc.

Date: June 30, 2017